Exhibit 99.1

Popular, Inc. Announces First Quarter 2024 Financial Results

•	Net income of $103.3 million in Q1 2024, compared to net income of $94.6 million in Q4 2023.

•

Q1 2024 results include an after-tax impact of $9.1 million related to the FDIC Special Assessment compared to $45.3 million in Q4 2023, as well as a $22.9 million expense related to taxes due from prior period distributions from the Corporation’s U.S. based subsidiary, as explained further below.

•

Excluding the after-tax impact of the FDIC Special Assessment and the tax expense related to prior period intercompany distributions, adjusted net income was $135.2 million and $139.9 million for Q1 2024 and Q4 2023, respectively.

•	Net interest income amounted to $550.7 million, an increase of $16.6 million compared to Q4 2023.

•	Net interest margin of 3.16% in Q1 2024, compared to 3.08% in Q4 2023; net interest margin on a taxable equivalent basis of 3.38% in Q1 2024, compared to 3.26% in Q4 2023.

•	Non-interest income of $163.8 million, compared to $168.7 million in Q4 2023.

•

Operating expenses amounted to $483.1 million, a decrease of $48.0 million compared to Q4 2023. Excluding the impact of the FDIC Special Assessment in Q1 2024 and Q4 2023, and expenses associated with the prior period intercompany distributions, operating expenses increased by $2.7 million.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $3.5 million from Q4 2023; NPLs to loans ratio flat at 1.0%;

•	Net charge-offs (“NCOs”) increased by $5.3 million from Q4 2023; annualized NCOs at 0.71% of average loans held-in-portfolio vs. 0.66% in Q4 2023;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.11% vs. 2.08% in Q4 2023; and

•	ACL to NPLs at 208.8% vs. 204.0% in Q4 2023.

•	Loans ending balances, excluding loans held-for-sale, increased by $53.8 million and by $615.5 million in average quarterly balances, from Q4 2023.

•	Ending deposit balances increased by $190.5 million while average quarterly balances increased by $767.2 million, from Q4 2023.

•	Common Equity Tier 1 ratio of 16.36%, Common Equity per Share of $71.32 and Tangible Book Value per Share of $60.06 at March 31, 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $103.3 million for the quarter ended March 31, 2024, compared to net income of $94.6 million for the quarter ended December 31, 2023. Excluding the after-tax impact during the first quarter of 2024 and the fourth quarter of 2023 of the FDIC Special Assessment and the $22.9 million tax expense due to prior period intercompany distributions during the first quarter of 2024, adjusted net income was $135.2 million and $139.9 million for Q1 2024 and Q4 2023, respectively.

Ignacio Alvarez, President and Chief Executive Officer, said: “We are pleased to report solid earnings for the first quarter after considering the impact of an additional accrual for the FDIC special assessment and a tax related expense associated with prior period intercompany distributions. We continued to benefit from a stable deposit base, increased our net interest income by 3% and expanded our net interest margin by eight basis points. Credit remained stable, with trends similar to recent periods. The strength of our liquidity and capital ratios positions us well to continue pursuing sustainable business growth and delivering positive results. I want to thank our colleagues for their continued dedication and commitment to serve our customers and contribute to Popular’s success.”

Significant Events

FDIC Special Assessment Increase in Estimate

On November 16, 2023, the Federal Deposit Insurance Corporation (“FDIC”) approved a final rule that imposes a special assessment (the “FDIC Special Assessment”) to recover the losses to the deposit insurance fund resulting from the FDIC’s use, in March 2023, of the systemic risk exception to the least-cost resolution test under the Federal Deposit Insurance Act in connection with the receiverships of several failed banks. The special assessments would be collected over eight quarters in 2024 and 2025 with the first assessment period beginning in January 1, 2024. In connection with this assessment, the Corporation recorded an expense of $71.4 million, $45.3 million net of tax, in the fourth quarter of 2023, representing the full amount of the estimated assessment at that time.

The special assessment amount and collection period may change as the estimated loss is periodically adjusted or if the total amount collected varies. The most recent loss estimate from the FDIC has increased from the $16.3 billion issued when the FDIC Special Assessment was approved. As a result, the Corporation recorded an additional expense of $14.3 million, $9.1 million net of tax, in the first quarter of 2024, based on the updated loss estimates.

Tax impact on Intercompany Distributions

The net income for the quarter ended March 31, 2024, included $22.9 million of expenses, of which $16.5 million is reflected in income tax expense, related to an out of period adjustment associated with the Corporation’s U.S. subsidiary’s failure to pay U.S. federal withholding taxes on certain distributions to the Bank Holding Company (BHC) in Puerto Rico, a foreign corporation for U.S. tax purposes, that occurred in certain years from 2014 to 2023. In addition to the $16.5 million of income tax expense, the Corporation also recognized $6.4 million, reflected in other operating expense, for interest due up to March 31, 2024 on the related late payment of the withholding tax.

Additionally, the Corporation recognized $6.5 million in income tax expense during the quarter ended March 31, 2024 to reflect the U.S. federal tax withholding liability and estimated related Puerto Rico income tax arising from a $50 million dividend paid during the quarter.

Dividends from the U.S. subsidiaries to the BHC are subject to a Federal 10% withholding tax and ordinary income tax in Puerto Rico, subject to foreign tax credits, use of available net operating losses and certain other limitations. The Corporation does not anticipate the tax treatment of U.S. sourced dividends to the BHC to impact BHC liquidity or future capital actions.

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-24	31-Dec-23	31-Mar-23
Net interest income	$550,744	$534,180	$531,656
Provision for credit losses	72,598	78,663	47,637

Net interest income after provision for credit losses	478,146	455,517	484,019
Other non-interest income	163,818	168,743	161,961
Operating expenses	483,113	531,145	440,687

Income before income tax	158,851	93,115	205,293
Income tax expense (benefit)	55,568	(1,479)	46,314

Net income	$103,283	$94,594	$158,979

Net income applicable to common stock	$102,930	$94,241	$158,626

Net income per common share - basic	$1.43	$1.31	$2.22

Net income per common share - diluted	$1.43	$1.31	$2.22

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and Non-GAAP financial measures. Management uses Non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Adjusted net income

In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended March 31, 2024. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Adjusted Net Income for the Quarter Ended March 31, 2024 (Non-GAAP)

(Unaudited)
(In thousands)	Income before income tax	Income tax expense (benefit)	Total
U.S. GAAP Net income	$158,851	$55,568	$103,283
Non-GAAP Adjustments:
FDIC Special Assessment [1]	14,287	(5,234)	9,053
Adjustments related to tax withholdings on prior period distributions from U.S. subsidiaries [1]	6,400	16,483	22,883

Adjusted net income (Non-GAAP)	$179,538	$44,319	$135,219

[1]	Refer to the Significant Events section of this press release for a description of this item.

Adjusted Net Income for the Quarter Ended December 31, 2023 (Non-GAAP)

(Unaudited)
(In thousands)	Income before income tax	Income tax expense (benefit)	Total
U.S. GAAP Net income	$93,115	$(1,479)	$94,594
Non-GAAP Adjustments:
FDIC Special Assessment [1]	71,435	(26,170)	45,265

Adjusted net income (Non-GAAP)	$164,550	$24,691	$139,859

[1]	Refer to the Significant Events section of this press release for a description of this item.

Net interest income and net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income for the quarter ended March 31, 2024, was $550.7 million, an increase of $16.5 million when compared to $534.2 million in the last quarter of 2023. Net interest income on a taxable equivalent basis for the first quarter of 2024 was $589.5 million, compared to $564.8 million in the previous quarter, an increase of $24.7 million.

Net interest margin for the first quarter of 2024 was 3.16% compared with 3.08% the prior quarter or an increase of eight basis points. On a taxable equivalent basis, net interest margin for the first quarter of 2024 was 3.38%, compared to 3.26% in the last quarter of 2023, or a 12 basis points increase. Quarter over quarter, the main variances in net interest income on a taxable equivalent basis were:

•

Higher interest income from investment securities, trading, and money market investments by $23.7 million driven mainly due to reinvestment of maturities in higher yielding U.S. Treasury bills, and higher volume from the increase in deposits; and

•

higher interest income from loans by $11.1 million due to higher average volume by $612 million and higher yield by seven basis points. The increase in average loans was led by commercial loans but was reflected in all loan categories. The increase in loan yield results from new loan origination activity and the continued repricing of adjustable-rate loans in a higher interest rate environment;

partially offset by:

•

higher interest expense on deposits by $10.3 million, mainly due to higher cost of interest-bearing deposits by nine basis points, mainly at Popular Bank. In Puerto Rico, the cost of government deposits decreased one basis point quarter over quarter, while average balances increased by $498 million.

Net interest income for the Banco Popular de Puerto Rico (“BPPR”) segment amounted to $472.8 million for the first quarter of 2024, an increase of $17.9 million when compared to $454.9 million in net interest income during the last quarter of 2023. Net interest margin for the BPPR segment increased 14 basis points to 3.33% compared to 3.19% in the fourth quarter of 2023. The increase in net interest margin reflects a higher volume of loans by $423.6 million largely driven by commercial loans by $227.9 million coupled with higher volume across most loan categories. Earning assets yield improved 15 basis points from 4.88% in Q4 2023 to 5.03% in Q1 2024 mostly due to the repricing of investment securities. The cost of interest-bearing deposits increased by three basis points to 2.44% from 2.41% in the fourth quarter of 2023. Notwithstanding that, the cost of P.R. public funds decreased one basis point during Q1 2024, the increase in the cost of interest-bearing deposits in the first quarter of 2024 is driven by a higher proportion of P.R. public deposits for the quarter, which carry a higher rate. Total deposit cost in the first quarter of 2024 was 1.81%, compared to 1.79% in the fourth quarter of 2023, an increase of two basis points.

Net interest income for Popular Bank (“PB”) was $84.9 million for the quarter ended March 31, 2024, a decrease of $0.7 million when compared to $85.6 million in the fourth quarter of 2023. Net interest margin decreased by 13 basis points in the quarter to 2.59%, compared to 2.72% in the fourth quarter of 2023. The decrease in net interest margin was mostly driven by a higher cost and volume of deposits, partially offset by a higher volume of money market investments and investment securities. The cost of interest-bearing deposits was 3.86%, compared to 3.66% for the fourth quarter, or an increase of 20 basis points, while total deposit cost was 3.40% compared to 3.17% in the previous quarter.

Non-interest income

Non-interest income amounted to $163.8 million for the first quarter of 2024, a decrease of $4.9 million when compared to $168.7 million for the quarter ended December 31, 2023. The variance in non-interest income was driven primarily by:

•	an unfavorable variance in the adjustment for indemnity reserve on loans previously sold of $2.6 million;

•	lower other service fees by $2.4 million due mainly to contingent payments on insurance commissions that are typically received during the fourth quarter; and

•	lower income from mortgage banking activities by $2.0 million mainly due to fair value adjustments of mortgage servicing rights (“MSRs”);

partially offset by:

•

an increase of $3.9 million in other operating income mainly due to a higher income recognized for investments accounted under the “equity investment method” of $1.7 million and a gain on mortgage servicing claims of $1.3 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the first quarter of 2024 totaled $483.1 million, a decrease of $48.0 million when compared to the fourth quarter of 2023. Excluding the prior period adjustment of $6.4 million for interest accrued on tax withholdings adjustment and the effect of the FDIC Special Assessment discussed in the significant events section of this earnings release, total expenses for the first quarter of 2024 were $462.4 million, compared to $459.7 million in the previous quarter. The other factors that contributed to the variance in operating expenses were:

•

higher personnel cost by $20.7 million mainly due to higher annual incentive awards of performance shares and restricted stock expenses by $9.7 million; higher incentive compensation by $1.7 million; higher payroll taxes by $4.4 million and higher other compensation expenses by $3.5 million that traditionally are higher during the first quarter of the year;

•	higher credit card processing expenses by $5.5 million mainly due to lower credits in the first quarter of the year for volume incentives from our issuing partners; and

•	higher technology and software expenses by $2.7 million mainly from network management services.

partially offset by:

•	lower professional fees by $10.1 million mainly due to lower regulatory related consulting fees and lower advisory expenses related to corporate initiatives;

•

lower business promotion expense by $6.9 million mainly due to lower seasonal donations, advertising, strategic communications, and sponsorship expenses, which are typically higher in the fourth quarter;

•	lower operational losses by $3.4 million mainly related to legal settlements reserves and mortgage servicing operational losses; and

•	lower net occupancy expenses by $2.2 million mainly due to a decrease in buildings’ repair and maintenance costs;

Full-time equivalent employees were 9,132 as of March 31, 2024, compared to 9,088 as of December 31, 2023.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended March 31, 2024, the Corporation recorded an income tax expense of $55.6 million, compared to an income tax benefit of $1.5 million for the previous quarter. As mentioned in the significant events section of this earnings release, the income tax expense for the current quarter includes a net impact of $22.9 million related to withholding tax liabilities for distributions from the U.S. subsidiaries to the Corporation in Puerto Rico, out of which $16.5 million were related to distributions between the years 2014-2023 and $6.4 million were related to an intercompany distribution completed in the first quarter of 2024. The tax benefit for the fourth quarter of 2023 reflects the impact of lower income before tax, primarily due to the FDIC Special Assessment accrual of $71.4 million and other adjustments recorded in that quarter.

The effective tax rate (“ETR”) for the first quarter of 2024 was 35.0%, compared to (1.6%) for the previous quarter. Excluding the impact of the withholding tax liabilities and the additional expense related to the FDIC Special Assessment during this quarter, the ETR would have been 24.7%. Excluding the FDIC Special Assessment, the ETR for the fourth quarter of 2023 would have been 15.0%.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects its ETR for the year 2024 to be within a range from 21% to 23%.

Credit Quality

During the first quarter of 2024, the Corporation reflected stable credit quality when compared to the previous quarter. Non-performing loans (“NPLs”) and net charge offs (“NCOs”) remained below historical averages and delinquencies improved in most loan categories from the prior quarter. We continue to closely monitor changes in the macroeconomic environment and on borrower performance given higher interest rates and inflationary pressures. However, management believes that the improvements over recent years in risk management practices and the risk profile of the Corporation’s loan portfolios position Popular to continue to operate successfully under the current challenging environment.

The following presents credit quality results for the first quarter of 2024:

•

At March 31, 2024, total NPLs held-in-portfolio decreased by $3.5 million from December 31, 2023. BPPR’s NPLs decreased by $30.1 million, broadly reflected across most loan categories. The commercial NPLs decrease includes a $5.1 million charge-off related to a previously reserved $17.9 million relationship. PB’s NPLs increased by $26.6 million, related to higher mortgage NPLs by $16.9 million, impacted by a single $17.2 million loan, and higher commercial NPLs by $10.2 million. At March 31, 2024, the ratio of NPLs to total loans held-in-portfolio was 1.0%, flat when compared to the fourth quarter of 2023.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $7.9 million quarter-over-quarter. In BPPR, total inflows decreased by $18.9 million driven by the abovementioned $17.9 million inflow in the fourth quarter of 2023. PB inflows increased by $26.8 million, driven by a $16.1 million mortgage inflow and higher commercial inflows by $10.7 million, as explained above,

•

NCOs amounted to $62.2 million, increasing by $5.3 million when compared to the fourth quarter of 2023. The increase in NCOs was driven by the abovementioned $5.1 million charge-off related to a previously reserved loan. Excluding this, NCOs were flat quarter-over-quarter. BPPR’s NCOs increased by $4.6 million quarter-over-quarter, mainly driven by higher commercial and consumer NCOs by $3.2 million each. Consumer NCOs increase was mostly related to higher credit cards and personal loans charge-offs by $3.1 million and $1.5 million, respectively, offset in part by lower auto NCOs by $1.7 million. PB’s NCOs remained flat quarter-over-quarter. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.71%, compared to 0.66% in the fourth quarter of 2023. Refer to Table N for further information on NCOs and related ratios.

•

At March 31, 2024, the allowance for credit losses (“ACL”) increased by $10.2 million from the fourth quarter of 2023 to $739.5 million. In BPPR, the ACL increased by $4.5 million, primarily driven by higher reserves for the consumer portfolios attributable to changes in credit quality. In PB, the ACL increased by $5.7 million from the previous quarter, mainly driven by higher reserves for the commercial portfolio due to changes in credit risk ratings.

•

The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario, and then the optimistic scenario. The weight assigned to the pessimistic scenario decreased this quarter in response to the positive momentum in the economy as expectations for the Federal Reserve achieving a soft landing have improved.

•

The 2024 annualized GDP growth in the baseline scenario improved to 2.0% and 2.3% for Puerto Rico and the United States, respectively, compared to 1.2% and 1.7% in the previous quarter. The 2024 forecasted average unemployment rate for Puerto Rico and the United States remained stable at 6.5% and 3.9%, respectively, compared to 6.8% and 4.0% in previous forecast.

•

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.11% in the first quarter of 2024, compared to 2.08% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio stood at 208.8%, compared to 204.0% in the previous quarter.

•

The provision for credit losses for the loan portfolios for the first quarter of 2024 was $72.4 million, compared to $75.2 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses. The provision for the BPPR segment was $61.0 million, compared to $67.2 million in the previous quarter, while the provision for PB was $11.4 million, compared to $8.0 million in the previous quarter.

•

The provision for credit losses on our loan and lease portfolios, as well as the provision (release) for credit losses related to unfunded loan commitments of $(0.2) million and our investment portfolio of $0.4 million for the first quarter of 2024 are aggregated and presented in the provision for credit losses caption in our Consolidated Statement of Operations. For the first quarter, these combined concepts resulted in a provision expense of $72.6 million, compared to $78.7 million in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23
Non-performing loans held-in-portfolio	$354,127	$357,611	$412,383
Other real estate owned (“OREO”)	80,542	80,416	91,721

Total non-performing assets	$434,669	$438,027	$504,104

Net charge-offs (recoveries) for the quarter	$62,200	$56,947	$32,813

Ratios:
Loans held-in-portfolio	$35,118,738	$35,064,971	$32,338,373
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.01%	1.02%	1.28%
Allowance for credit losses to loans held-in-portfolio	2.11	2.08	2.13
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	208.84	203.95	167.11

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23
Provision for credit losses (benefit) - loan portfolios:
BPPR	$61,008	$67,235	$45,203
Popular U.S.	11,378	7,983	1,943

Total provision for credit losses (benefit) - loan portfolios	$72,386	$75,218	$47,146

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Mar-24	31-Dec-23	31-Mar-23
Provision for credit losses - loan portfolios	$61,008	$67,235	$45,203
Net charge-offs	56,561	51,913	31,464
Total non-performing loans held-in-portfolio	298,594	328,718	378,979
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.92%	0.86%	0.56%
Allowance / loans held-in-portfolio	2.62%	2.61%	2.57%
Allowance / non-performing loans held-in-portfolio	215.79%	194.65%	154.89%

	Quarters ended
Popular U.S.	31-Mar-24	31-Dec-23	31-Mar-23
Provision for credit losses - loan portfolios	$11,378	$7,983	$1,943
Net charge-offs	5,639	5,034	1,349
Total non-performing loans held-in-portfolio	55,533	28,893	33,404
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.21%	0.19%	0.06%
Allowance / loans held-in-portfolio	0.91%	0.85%	1.07%
Allowance / non-performing loans held-in-portfolio	171.47%	309.70%	305.69%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23
Cash and money market investments	$6,249,064	$7,419,333	$6,560,301
Investment securities	26,324,139	25,148,673	25,951,936
Loans	35,118,738	35,064,971	32,338,373
Total assets	70,936,939	70,758,155	67,675,759
Deposits	63,808,784	63,618,243	60,953,888
Borrowings	1,032,393	1,078,332	1,402,626
Total liabilities	65,759,625	65,611,202	63,205,034
Stockholders’ equity	5,177,314	5,146,953	4,470,725

Total assets amounted to $70.9 billion at March 31, 2024, an increase of $178.8 million from the fourth quarter of 2023, driven by:

•

an increase in securities available-for-sale (“AFS”) of $1.3 billion, mainly due to purchases of U.S. Treasury Securities, partially offset by repayments and maturities and higher unrealized losses on mortgage-backed securities;

•

an increase in other assets of $106.3 million mainly due to unsettled trade receivable from the maturity of U.S. Treasury Notes during the first quarter for which the proceeds were received during the second quarter; and

•

an increase in loans held-in-portfolio of $53.8 million driven by an increase of $123.8 million at BPPR, mainly in the mortgage portfolio as well as in auto loans, partially offset by a decrease of $70.1 million at PB mainly from commercial loans;

partially offset by:

•	a net decrease in cash and money market investments of $1.2 billion due to the investments in the debt securities portfolio and loan originations; and

•

a decrease in securities held-to-maturity (“HTM”) of $111.1 million driven by maturities of U.S. Treasury securities, partially offset by the amortization of $44.0 million of the discount related to U.S. Treasury securities previously reclassified from the AFS to HTM.

Total liabilities increased by $148.4 million from the fourth quarter of 2023, driven by:

•	an increase of $190.5 million in deposits, mainly in retail deposits, time deposits and deposits in trust, partially offset by a decrease in P.R. public sector accounts at BPPR;

partially offset by:

•	a decrease of $25.3 million in assets sold under agreements to repurchase mainly due to maturities at PB; and

•	a decrease of $20.6 million in notes payable due to $20.0 million in repayment of Federal Home Loan Bank Advances mainly in PB.

Stockholders’ equity increased by $30.4 million from the fourth quarter of 2023, mainly due to net income for the quarter of $103.3 million and the amortization of unrealized losses from securities previously reclassified to HTM of $35.2 million, net of taxes, partially offset by the after-tax impact of the increase in net unrealized losses in the portfolio of AFS securities of $71.1 million and common and preferred dividends declared during the quarter.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.36%, $71.32 and $60.06, respectively, at March 31, 2024, compared to 16.30%, $71.03 and $59.74, respectively, at December 31, 2023. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023 and in our Form 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Tuesday, April 23, 2024 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 734300.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, May 23, 2024. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 769181.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2024 and December 31,2023

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2024 and March 31,2023

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE [Left Blank]

Table G - Mortgage Banking Activities & Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - PUERTO RICO OPERATIONS

Table J - Loan Delinquency - POPULAR U.S. OPERATIONS

Table K - Loan Delinquency - CONSOLIDATED

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table P - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table Q - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to First Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended
	31-Mar-24	31-Dec-23	31-Mar-23
Basic EPS	$1.43	$1.31	$2.22
Diluted EPS	$1.43	$1.31	$2.22
Average common shares outstanding	71,869,735	71,810,073	71,541,778
Average common shares outstanding—assuming dilution	71,966,803	71,881,020	71,606,196
Common shares outstanding at end of period	72,284,875	72,153,621	71,965,984
Market value per common share	$88.09	$82.07	$57.41
Market capitalization—(In millions)	$6,368	$5,922	$4,132
Return on average assets	0.57%	0.52%	0.93%
Return on average common equity	6.07%	5.55%	10.00%
Net interest margin (non-taxable equivalent basis)	3.16%	3.08%	3.22%
Net interest margin (taxable equivalent basis) -non-GAAP	3.38%	3.26%	3.46%
Common equity per share	$71.32	$71.03	$61.82
Tangible common book value per common share (non-GAAP) [1]	$60.06	$59.74	$50.15
Tangible common equity to tangible assets (non-GAAP) [1]	6.19%	6.16%	5.40%
Return on average tangible common equity [1]	6.90%	6.32%	11.51%
Tier 1 capital	16.42%	16.36%	16.79%
Total capital	18.19%	18.13%	18.61%
Tier 1 leverage	8.45%	8.51%	8.37%
Common Equity Tier 1 capital	16.36%	16.30%	16.73%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to First Quarter 2024 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance
(In thousands, except per share information)	31-Mar-24	31-Dec-23	Q1 2024 vs. Q4 2023	31-Mar-23	Q1 2024 vs. Q1 2023
Interest income:
Loans	$638,730	$623,438	$15,292	$541,210	$97,520
Money market investments	88,516	100,840	(12,324)	65,724	22,792
Investment securities	166,895	143,214	23,681	132,088	34,807

Total interest income	894,141	867,492	26,649	739,022	155,119

Interest expense:
Deposits	329,496	319,200	10,296	193,215	136,281
Short-term borrowings	1,192	1,342	(150)	2,885	(1,693)
Long-term debt	12,709	12,770	(61)	11,266	1,443

Total interest expense	343,397	333,312	10,085	207,366	136,031

Net interest income	550,744	534,180	16,564	531,656	19,088
Provision for credit losses	72,598	78,663	(6,065)	47,637	24,961

Net interest income after provision for credit losses	478,146	455,517	22,629	484,019	(5,873)

Service charges on deposit accounts	37,442	37,699	(257)	34,678	2,764
Other service fees	94,272	96,692	(2,420)	90,076	4,196
Mortgage banking activities	4,360	6,388	(2,028)	7,400	(3,040)
Net gain, including impairment, on equity securities	1,103	2,317	(1,214)	1,100	3
Net gain on trading account debt securities	361	750	(389)	378	(17)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	—	(71)	71	—	—
Adjustments to indemnity reserves on loans sold	(237)	2,350	(2,587)	612	(849)
Other operating income	26,517	22,618	3,899	27,717	(1,200)

Total non-interest income	163,818	168,743	(4,925)	161,961	1,857

Operating expenses:
Personnel costs
Salaries	129,384	127,809	1,575	125,393	3,991
Commissions, incentives and other bonuses	38,611	26,632	11,979	31,162	7,449
Pension, postretirement and medical insurance	17,385	17,598	(213)	15,378	2,007
Other personnel costs, including payroll taxes	29,997	22,626	7,371	26,827	3,170

Total personnel costs	215,377	194,665	20,712	198,760	16,617
Net occupancy expenses	28,041	30,282	(2,241)	26,039	2,002
Equipment expenses	9,567	10,179	(612)	8,412	1,155
Other taxes	14,375	14,636	(261)	16,291	(1,916)
Professional fees	28,918	39,065	(10,147)	33,431	(4,513)
Technology and software expenses	79,462	76,772	2,690	68,559	10,903
Processing and transactional services
Credit and debit cards	12,144	6,682	5,462	12,550	(406)
Other processing and transactional services	22,050	22,779	(729)	21,359	691

Total processing and transactional services	34,194	29,461	4,733	33,909	285
Communications	4,557	4,181	376	4,088	469
Business promotion
Rewards and customer loyalty programs	14,056	14,130	(74)	12,348	1,708
Other business promotion	6,933	13,767	(6,834)	6,523	410

Total business promotion	20,989	27,897	(6,908)	18,871	2,118
Deposit insurance	23,887	81,385	(57,498)	8,865	15,022
Other real estate owned (OREO) income	(5,321)	(5,178)	(143)	(1,694)	(3,627)
Other operating expenses
Operational losses	3,561	6,921	(3,360)	6,800	(3,239)
All other	24,711	20,084	4,627	17,561	7,150

Total other operating expenses	28,272	27,005	1,267	24,361	3,911
Amortization of intangibles	795	795	—	795	—

Total operating expenses	483,113	531,145	(48,032)	440,687	42,426

Income before income tax	158,851	93,115	65,736	205,293	(46,442)
Income tax expense (benefit)	55,568	(1,479)	57,047	46,314	9,254

Net income	$103,283	$94,594	$8,689	$158,979	$(55,696)

Net income applicable to common stock	$102,930	$94,241	$8,689	$158,626	$(55,696)

Net income per common share - basic	$1.43	$1.31	$0.12	$2.22	$(0.79)

Net income per common share - diluted	$1.43	$1.31	$0.12	$2.22	$(0.79)

Dividends Declared per Common Share	$0.62	$0.62	$—	$0.55	$0.07

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23	Variance Q1 2024 vs. Q4 2023
Assets:
Cash and due from banks	$320,486	$420,462	$462,013	$(99,976)
Money market investments	5,928,578	6,998,871	6,098,288	(1,070,293)
Trading account debt securities, at fair value	27,308	31,568	29,839	(4,260)
Debt securities available-for-sale, at fair value	18,017,924	16,729,044	17,173,128	1,288,880
Less: Allowance for credit losses	500	—	—	500

Debt securities available-for-sale, net	18,017,424	16,729,044	17,173,128	1,288,380

Debt securities held-to-maturity, at amortized cost	8,083,160	8,194,335	8,563,052	(111,175)
Less: Allowance for credit losses	5,731	5,780	6,792	(49)

Debt securities held-to-maturity, net	8,077,429	8,188,555	8,556,260	(111,126)

Equity securities	195,747	193,726	185,917	2,021
Loans held-for-sale, at lower of cost or fair value	5,352	4,301	11,181	1,051
Loans held-in-portfolio	35,486,161	35,420,879	32,645,023	65,282
Less: Unearned income	367,423	355,908	306,650	11,515
Allowance for credit losses	739,544	729,341	689,120	10,203

Total loans held-in-portfolio, net	34,379,194	34,335,630	31,649,253	43,564

Premises and equipment, net	588,708	565,284	508,007	23,424
Other real estate	80,542	80,416	91,721	126
Accrued income receivable	266,908	263,433	239,815	3,475
Mortgage servicing rights, at fair value	114,964	118,109	127,475	(3,145)
Other assets	2,120,902	2,014,564	1,703,285	106,338
Goodwill	804,428	804,428	827,428	—
Other intangible assets	8,969	9,764	12,149	(795)

Total assets	$70,936,939	$70,758,155	$67,675,759	$178,784

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,492,050	$15,419,624	$15,940,850	$72,426
Interest bearing	48,316,734	48,198,619	45,013,038	118,115

Total deposits	63,808,784	63,618,243	60,953,888	190,541

Assets sold under agreements to repurchase	66,090	91,384	123,499	(25,294)
Notes payable	966,303	986,948	1,279,127	(20,645)
Other liabilities	918,448	914,627	848,520	3,821

Total liabilities	65,759,625	65,611,202	63,205,034	148,423

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,048	1,047	—
Surplus	4,847,466	4,843,399	4,792,619	4,067
Retained earnings	4,253,030	4,194,851	3,982,140	58,179
Treasury stock	(2,013,187)	(2,018,957)	(2,025,399)	5,770
Accumulated other comprehensive loss, net of tax	(1,933,186)	(1,895,531)	(2,301,825)	(37,655)

Total stockholders’ equity	5,177,314	5,146,953	4,470,725	30,361

Total liabilities and stockholders’ equity	$70,936,939	$70,758,155	$67,675,759	$178,784

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2024 and December 31, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-24	31-Dec-23	Variance	31-Mar-24	31-Dec-23	Variance		31-Mar-24	31-Dec-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,484	$7,307	$(823)	5.49%	5.47%	0.02%	Money market investments	$88,516	$100,840	$(12,324)	$(1,068)	$(11,256)
28,308	27,099	1,209	2.71	2.28	0.43	Investment securities [1]	191,103	155,118	35,985	28,398	7,587
33	31	2	3.75	3.72	0.03	Trading securities	311	293	18	(2)	20

34,825	34,437	388	3.23	2.96	0.27	Total money market, investment and trading securities	279,930	256,251	23,679	27,328	(3,649)

						Loans:
17,613	17,251	362	6.84	6.71	0.13	Commercial	299,504	291,791	7,713	1,549	6,164
992	927	65	8.96	9.04	(0.08)	Construction	22,100	21,131	969	(486)	1,455
1,742	1,707	35	6.74	6.60	0.14	Leasing	29,353	28,174	1,179	593	586
7,723	7,626	97	5.62	5.83	(0.21)	Mortgage	108,543	111,215	(2,672)	(4,081)	1,409
3,227	3,215	12	13.90	13.43	0.47	Consumer	111,490	108,859	2,631	1,870	761
3,763	3,722	41	8.77	8.61	0.16	Auto	82,054	80,731	1,323	433	890

35,060	34,448	612	7.48	7.41	0.07	Total loans	653,044	641,901	11,143	(122)	11,265

$69,885	$68,885	$1,000	5.36%	5.18%	0.18%	Total earning assets	$932,974	$898,152	$34,822	$27,206	$7,616

						Interest bearing deposits:
$25,703	$25,027	$676	3.63%	3.60%	0.03%	NOW and money market [2]	$232,129	$227,079	$5,050	$3,500	$1,550
14,700	14,934	(234)	0.93	0.85	0.08	Savings	34,171	32,073	2,098	1,819	279
8,547	8,288	259	2.97	2.87	0.10	Time deposits	63,196	60,048	3,148	1,148	2,000

48,950	48,249	701	2.71	2.62	0.09	Total interest bearing deposits	329,496	319,200	10,296	6,467	3,829

15,083	15,017	66				Non-interest bearing demand deposits

64,033	63,266	767	2.07	2.00	0.07	Total deposits	329,496	319,200	10,296	6,467	3,829

84	94	(10)	5.70	5.64	0.06	Short-term borrowings	1,192	1,342	(150)	(2)	(148)
998	1,018	(20)	5.13	5.04	0.09	Other medium and long-term debt	12,709	12,770	(61)	21	(82)

50,032	49,361	671	2.76	2.68	0.08	Total interest bearing liabilities (excluding demand deposits)	343,397	333,312	10,085	6,486	3,599

4,770	4,507	263				Other sources of funds

$69,885	$68,885	$1,000	1.98%	1.92%	0.06%	Total source of funds	343,397	333,312	10,085	6,486	3,599

			3.38%	3.26%	0.12%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	589,577	564,840	24,737	$20,720	$4,017

			2.60%	2.50%	0.10%	Net interest spread

						Taxable equivalent adjustment	38,833	30,660	8,173

			3.16%	3.08%	0.08%	Net interest margin/income non-taxable equivalent basis (GAAP)	$550,744	$534,180	$16,564

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2024 and March 31, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-24	31-Mar-23	Variance	31-Mar-24	31-Mar-23	Variance		31-Mar-24	31-Mar-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,484	$5,736	$748	5.49%	4.65%	0.84%	Money market investments	$88,516	$65,724	$22,792	$13,566	$9,226
28,308	28,862	(554)	2.71	2.22	0.49	Investment securities [1]	191,103	158,914	32,189	35,317	(3,128)
33	31	2	3.75	4.47	(0.72)	Trading securities	311	338	(27)	(55)	28

34,825	34,629	196	3.23	2.63	0.60	Total money market, investment and trading securities	279,930	224,976	54,954	48,828	6,126

						Loans:
17,613	15,761	1,852	6.84	6.32	0.52	Commercial	299,504	245,469	54,035	23,691	30,344
992	732	260	8.96	8.40	0.56	Construction	22,100	15,155	6,945	1,215	5,730
1,742	1,588	154	6.74	6.12	0.62	Leasing	29,353	24,282	5,071	2,595	2,476
7,723	7,388	335	5.62	5.46	0.16	Mortgage	108,543	100,773	7,770	3,113	4,657
3,227	3,020	207	13.90	12.85	1.05	Consumer	111,490	95,715	15,775	8,441	7,334
3,763	3,559	204	8.77	8.14	0.63	Auto	82,054	71,407	10,647	6,421	4,226

35,060	32,048	3,012	7.48	6.97	0.51	Total loans	653,044	552,801	100,243	45,476	54,767

$69,885	$66,677	$3,208	5.36%	4.72%	0.64%	Total earning assets	$932,974	$777,777	$155,197	$94,304	$60,893

						Interest bearing deposits:
$25,703	$23,313	$2,390	3.63%	2.52%	1.11%	NOW and money market [2]	$232,129	$144,970	$87,159	$70,094	$17,065
14,700	15,029	(329)	0.93	0.47	0.46	Savings	34,171	17,443	16,728	16,240	488
8,547	7,099	1,448	2.97	1.76	1.21	Time deposits	63,196	30,802	32,394	21,831	10,563

48,950	45,441	3,509	2.71	1.72	0.99	Total interest bearing deposits	329,496	193,215	136,281	108,165	28,116

15,083	15,704	(621)				Non-interest bearing demand deposits

64,033	61,145	2,888	2.07	1.28	0.78	Total deposits	329,496	193,215	136,281	108,165	28,116

84	247	(163)	5.70	4.74	0.96	Short-term borrowings	1,192	2,885	(1,693)	309	(2,002)
998	947	51	5.13	4.78	0.35	Other medium and long-term debt	12,709	11,266	1,443	399	1,044

50,032	46,635	3,397	2.76	1.80	0.96	Total interest bearing liabilities (excluding demand deposits)	343,397	207,366	136,031	108,873	27,158

4,770	4,338	432				Other sources of funds

$69,885	$66,677	$3,208	1.98%	1.26%	0.72%	Total source of funds	343,397	207,366	136,031	108,873	27,158

			3.38%	3.46%	(0.08)%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	589,577	570,411	19,166	$(14,569)	$33,735

			2.60%	2.92%	(0.32)%	Net interest spread

						Taxable equivalent adjustment	38,833	38,755	78

			3.16%	3.22%	(0.06)%	Net interest margin/income non-taxable equivalent basis (GAAP)	$550,744	$531,656	$19,088

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table F – Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23	Q1 2024 vs.Q4 2023	Q1 2024 vs.Q1 2023
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,751	$7,898	$8,689	$(147)	$(938)
Mortgage servicing rights fair value adjustments	(3,439)	(1,204)	(1,376)	(2,235)	(2,063)

Total mortgage servicing fees, net of fair value adjustments	4,312	6,694	7,313	(2,382)	(3,001)

Net gain on sale of loans, including valuation on loans held-for-sale	74	45	263	29	(189)

Trading account profit (loss):
Unrealized gains (loss) on outstanding derivative positions	101	(298)	(131)	399	232
Realized gains (losses) on closed derivative positions	3	(47)	56	50	(53)

Total trading account profit (loss)	104	(345)	(75)	449	179

Losses on repurchased loans, including interest advances	(130)	(6)	(101)	(124)	(29)

Total mortgage banking activities	$4,360	$6,388	$7,400	$(2,028)	$(3,040)

Other Service Fees

	Quarters ended			Variance
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23	Q1 2024 vs.Q4 2023	Q1 2024 vs.Q1 2023
Other service fees:
Debit card fees	$14,248	$13,944	$13,166	$304	$1,082
Insurance fees	14,689	16,739	13,873	(2,050)	816
Credit card fees	40,853	41,439	40,498	(586)	355
Sale and administration of investment products	7,427	6,862	6,558	565	869
Trust fees	6,707	6,716	5,775	(9)	932
Other fees	10,348	10,992	10,206	(644)	142

Total other service fees	$94,272	$96,692	$90,076	$(2,420)	$4,196

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23	Q1 2024 vs.Q4 2023	% of Change	Q1 2024 vs.Q1 2023	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,384,635	$2,415,620	$2,336,357	(30,985)	(1.28%)	48,278	2.07%
Commercial real estate non-owner occupied	5,057,059	5,087,421	4,650,675	(30,362)	(0.60%)	406,384	8.74%
Commercial real estate owner occupied	3,117,844	3,080,635	3,018,587	37,209	1.21%	99,257	3.29%
Commercial and industrial	7,025,483	7,126,121	5,999,642	(100,638)	(1.41%)	1,025,841	17.10%
Total Commercial	17,585,021	17,709,797	16,005,261	(124,776)	(0.70%)	1,579,760	9.87%
Construction	1,009,303	959,280	698,996	50,023	5.21%	310,307	44.39%
Leasing	1,765,413	1,731,809	1,614,344	33,604	1.94%	151,069	9.36%
Mortgage	7,783,662	7,695,917	7,405,907	87,745	1.14%	377,755	5.10%
Consumer
Credit cards	1,142,153	1,135,747	1,046,196	6,406	0.56%	95,957	9.17%
Home equity lines of credit	66,717	65,953	69,887	764	1.16%	(3,170)	(4.54%)
Personal	1,897,010	1,945,247	1,841,069	(48,237)	(2.48%)	55,941	3.04%
Auto	3,706,854	3,660,780	3,517,940	46,074	1.26%	188,914	5.37%
Other	162,605	160,441	138,773	2,164	1.35%	23,832	17.17%
Total Consumer	6,975,339	6,968,168	6,613,865	7,171	0.10%	361,474	5.47%

Total loans held-in-portfolio	$35,118,738	$35,064,971	$32,338,373	$53,767	0.15%	$2,780,365	8.60%
Loans held-for-sale:
Mortgage	$5,352	$4,301	$11,181	$1,051	24.44%	$(5,829)	(52.13%)

Total loans held-for-sale	$5,352	$4,301	$11,181	$1,051	24.44%	$(5,829)	(52.13%)

Total loans	$35,124,090	$35,069,272	$32,349,554	$54,818	0.16%	$2,774,536	8.58%

Deposits - Ending Balances

				Variance
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23	Q1 2024 vs. Q4 2023	% of Change	Q1 2024 vs.Q1 2023	% of Change
Demand deposits [1]	$26,473,367	$27,579,054	$26,191,672	$(1,105,687)	(4.01%)	$281,695	1.08%
Savings, NOW and money market deposits (non-brokered)	27,852,551	26,817,844	26,622,020	1,034,707	3.86%	1,230,531	4.62%
Savings, NOW and money market deposits (brokered)	727,794	719,453	734,069	8,341	1.16%	(6,275)	(0.85%)
Time deposits (non-brokered)	7,850,459	7,546,138	6,891,051	304,321	4.03%	959,408	13.92%
Time deposits (brokered CDs)	904,613	955,754	515,076	(51,141)	(5.35%)	389,537	75.63%

Total deposits	$63,808,784	$63,618,243	$60,953,888	$190,541	0.30%	$2,854,896	4.68%

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Mar-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$19,384	$2,027	$106	$21,517	$282,134	$303,651	$106	$—
Commercial real estate:
Non-owner occupied	2,378	3,278	7,922	13,578	2,982,907	2,996,485	7,922	—
Owner occupied	6,628	432	26,124	33,184	1,392,908	1,426,092	26,124	—
Commercial and industrial	3,020	8,552	33,741	45,313	4,699,810	4,745,123	29,171	4,570
Construction	—	—	—	—	162,724	162,724	—	—
Mortgage	254,008	107,224	385,062	746,294	5,737,257	6,483,551	166,473	218,589
Leasing	19,936	4,752	7,267	31,955	1,733,458	1,765,413	7,267	—
Consumer:
Credit cards	13,034	9,528	23,858	46,420	1,095,716	1,142,136	—	23,858
Home equity lines of credit	—	226	7	233	2,336	2,569	—	7
Personal	19,822	12,169	19,092	51,083	1,695,410	1,746,493	19,092	—
Auto	82,957	18,420	41,807	143,184	3,563,670	3,706,854	41,807	—
Other	1,022	150	939	2,111	151,567	153,678	632	307

Total	$422,189	$166,758	$545,925	$1,134,872	$23,499,897	$24,634,769	$298,594	$247,331

31-Dec-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$524	$—	$1,991	$2,515	$289,427	$291,942	$1,991	$—
Commercial real estate:
Non-owner occupied	5,510	77	8,745	14,332	2,990,922	3,005,254	8,745	—
Owner occupied	2,726	249	29,430	32,405	1,365,978	1,398,383	29,430	—
Commercial and industrial	6,998	3,352	36,210	46,560	4,749,666	4,796,226	32,826	3,384
Construction	—	—	6,378	6,378	163,479	169,857	6,378	—
Mortgage	260,897	114,282	416,528	791,707	5,600,117	6,391,824	175,106	241,422
Leasing	20,140	6,719	8,632	35,491	1,696,318	1,731,809	8,632	—
Consumer:
Credit cards	13,243	9,912	23,281	46,436	1,089,292	1,135,728	—	23,281
Home equity lines of credit	230	—	26	256	2,392	2,648	—	26
Personal	19,065	14,611	19,031	52,707	1,723,603	1,776,310	19,031	—
Auto	100,061	27,443	45,615	173,119	3,487,661	3,660,780	45,615	—
Other	1,641	204	1,213	3,058	147,104	150,162	964	249

Total	$431,035	$176,849	$597,080	$1,204,964	$23,305,959	$24,510,923	$328,718	$268,362

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$18,860	$2,027	$(1,885)	$19,002	$(7,293)	$11,709	$(1,885)	$—
Commercial real estate:
Non-owner occupied	(3,132)	3,201	(823)	(754)	(8,015)	(8,769)	(823)	—
Owner occupied	3,902	183	(3,306)	779	26,930	27,709	(3,306)	—
Commercial and industrial	(3,978)	5,200	(2,469)	(1,247)	(49,856)	(51,103)	(3,655)	1,186
Construction	—	—	(6,378)	(6,378)	(755)	(7,133)	(6,378)	—
Mortgage	(6,889)	(7,058)	(31,466)	(45,413)	137,140	91,727	(8,633)	(22,833)
Leasing	(204)	(1,967)	(1,365)	(3,536)	37,140	33,604	(1,365)	—
Consumer:
Credit cards	(209)	(384)	577	(16)	6,424	6,408	—	577
Home equity lines of credit	(230)	226	(19)	(23)	(56)	(79)	—	(19)
Personal	757	(2,442)	61	(1,624)	(28,193)	(29,817)	61	—
Auto	(17,104)	(9,023)	(3,808)	(29,935)	76,009	46,074	(3,808)	—
Other	(619)	(54)	(274)	(947)	4,463	3,516	(332)	58

Total	$(8,846)	$(10,091)	$(51,155)	$(70,092)	$193,938	$123,846	$(30,124)	$(21,031)

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Mar-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,434	$—	$8,700	$12,134	$2,068,850	$2,080,984	$8,700	$—
Commercial real estate:
Non-owner occupied	740	1,364	2,407	4,511	2,056,063	2,060,574	2,407	—
Owner occupied	6,107	19,009	3,877	28,993	1,662,759	1,691,752	3,877	—
Commercial and industrial	9,961	628	6,634	17,223	2,263,137	2,280,360	6,423	211
Construction	8,825	—	—	8,825	837,754	846,579	—	—
Mortgage	25,558	533	28,071	54,162	1,245,949	1,300,111	28,071	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	846	390	3,986	5,222	58,926	64,148	3,986	—
Personal	2,142	1,695	2,068	5,905	144,612	150,517	2,068	—
Other	—	—	1	1	8,926	8,927	1	—

Total	$57,613	$23,619	$55,744	$136,976	$10,346,993	$10,483,969	$55,533	$211

31-Dec-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$9,141	$2,001	$—	$11,142	$2,112,536	$2,123,678	$—	$—
Commercial real estate:
Non-owner occupied	566	1,036	1,117	2,719	2,079,448	2,082,167	1,117	—
Owner occupied	30,560	—	6,274	36,834	1,645,418	1,682,252	6,274	—
Commercial and industrial	7,815	697	3,881	12,393	2,317,502	2,329,895	3,772	109
Construction	—	—	—	—	789,423	789,423	—	—
Mortgage	48,818	7,821	11,191	67,830	1,236,263	1,304,093	11,191	—
Consumer:
Credit cards	—	—	—	—	19	19	—	—
Home equity lines of credit	1,472	4	3,733	5,209	58,096	63,305	3,733	—
Personal	2,222	1,948	2,805	6,975	161,962	168,937	2,805	—
Other	4	—	1	5	10,274	10,279	1	—

Total	$100,598	$13,507	$29,002	$143,107	$10,410,941	$10,554,048	$28,893	$109

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(5,707)	$(2,001)	$8,700	$992	$(43,686)	$(42,694)	$8,700	$—
Commercial real estate:
Non-owner occupied	174	328	1,290	1,792	(23,385)	(21,593)	1,290	—
Owner occupied	(24,453)	19,009	(2,397)	(7,841)	17,341	9,500	(2,397)	—
Commercial and industrial	2,146	(69)	2,753	4,830	(54,365)	(49,535)	2,651	102
Construction	8,825	—	—	8,825	48,331	57,156	—	—
Mortgage	(23,260)	(7,288)	16,880	(13,668)	9,686	(3,982)	16,880	—
Consumer:
Credit cards	—	—	—	—	(2)	(2)	—	—
Home equity lines of credit	(626)	386	253	13	830	843	253	—
Personal	(80)	(253)	(737)	(1,070)	(17,350)	(18,420)	(737)	—
Other	(4)	—	—	(4)	(1,348)	(1,352)	—	—

Total	$(42,985)	$10,112	$26,742	$(6,131)	$(63,948)	$(70,079)	$26,640	$102

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Mar-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$22,818	$2,027	$8,806	$33,651	$2,350,984	$2,384,635	$8,806	$—
Commercial real estate:
Non-owner occupied	3,118	4,642	10,329	18,089	5,038,970	5,057,059	10,329	—
Owner occupied	12,735	19,441	30,001	62,177	3,055,667	3,117,844	30,001	—
Commercial and industrial	12,981	9,180	40,375	62,536	6,962,947	7,025,483	35,594	4,781
Construction	8,825	—	—	8,825	1,000,478	1,009,303	—	—
Mortgage	279,566	107,757	413,133	800,456	6,983,206	7,783,662	194,544	218,589
Leasing	19,936	4,752	7,267	31,955	1,733,458	1,765,413	7,267	—
Consumer:
Credit cards	13,034	9,528	23,858	46,420	1,095,733	1,142,153	—	23,858
Home equity lines of credit	846	616	3,993	5,455	61,262	66,717	3,986	7
Personal	21,964	13,864	21,160	56,988	1,840,022	1,897,010	21,160	—
Auto	82,957	18,420	41,807	143,184	3,563,670	3,706,854	41,807	—
Other	1,022	150	940	2,112	160,493	162,605	633	307

Total	$479,802	$190,377	$601,669	$1,271,848	$33,846,890	$35,118,738	$354,127	$247,542

31-Dec-23
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$9,665	$2,001	$1,991	$13,657	$2,401,963	$2,415,620	$1,991	$—
Commercial real estate:
Non-owner occupied	6,076	1,113	9,862	17,051	5,070,370	5,087,421	9,862	—
Owner occupied	33,286	249	35,704	69,239	3,011,396	3,080,635	35,704	—
Commercial and industrial	14,813	4,049	40,091	58,953	7,067,168	7,126,121	36,598	3,493
Construction	—	—	6,378	6,378	952,902	959,280	6,378	—
Mortgage	309,715	122,103	427,719	859,537	6,836,380	7,695,917	186,297	241,422
Leasing	20,140	6,719	8,632	35,491	1,696,318	1,731,809	8,632	—
Consumer:
Credit cards	13,243	9,912	23,281	46,436	1,089,311	1,135,747	—	23,281
Home equity lines of credit	1,702	4	3,759	5,465	60,488	65,953	3,733	26
Personal	21,287	16,559	21,836	59,682	1,885,565	1,945,247	21,836	—
Auto	100,061	27,443	45,615	173,119	3,487,661	3,660,780	45,615	—
Other	1,645	204	1,214	3,063	157,378	160,441	965	249

Total	$531,633	$190,356	$626,082	$1,348,071	$33,716,900	$35,064,971	$357,611	$268,471

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$13,153	$26	$6,815	$19,994	$(50,979)	$(30,985)	$6,815	$—
Commercial real estate:
Non-owner occupied	(2,958)	3,529	467	1,038	(31,400)	(30,362)	467	—
Owner occupied	(20,551)	19,192	(5,703)	(7,062)	44,271	37,209	(5,703)	—
Commercial and industrial	(1,832)	5,131	284	3,583	(104,221)	(100,638)	(1,004)	1,288
Construction	8,825	—	(6,378)	2,447	47,576	50,023	(6,378)	—
Mortgage	(30,149)	(14,346)	(14,586)	(59,081)	146,826	87,745	8,247	(22,833)
Leasing	(204)	(1,967)	(1,365)	(3,536)	37,140	33,604	(1,365)	—
Consumer:
Credit cards	(209)	(384)	577	(16)	6,422	6,406	—	577
Home equity lines of credit	(856)	612	234	(10)	774	764	253	(19)
Personal	677	(2,695)	(676)	(2,694)	(45,543)	(48,237)	(676)	—
Auto	(17,104)	(9,023)	(3,808)	(29,935)	76,009	46,074	(3,808)	—
Other	(623)	(54)	(274)	(951)	3,115	2,164	(332)	58

Total	$(51,831)	$21	$(24,413)	$(76,223)	$129,990	$53,767	$(3,484)	$(20,929)

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	31-Mar-24	As a % of loans HIP by category	31-Dec-23	As a % of loans HIP by category	31-Mar-23	As a % of loans HIP by category	Q1 2024 vs. Q4 2023	Q1 2024 vs. Q1 2023
Non-accrual loans:
Commercial
Commercial multi-family	$8,806	0.4%	$1,991	0.1%	$606	-%	$6,815	$8,200
Commercial real estate non-owner occupied	10,329	0.2	9,862	0.2	23,063	0.5	467	(12,734)
Commercial real estate owner occupied	30,001	1.0	35,704	1.2	42,874	1.4	(5,703)	(12,873)
Commercial and industrial	35,594	0.5	36,598	0.5	35,457	0.6	(1,004)	137
Total Commercial	84,730	0.5	84,155	0.5	102,000	0.6	575	(17,270)
Construction	—	—	6,378	0.7	—	—	(6,378)	—
Leasing	7,267	0.4	8,632	0.5	6,103	0.4	(1,365)	1,164
Mortgage	194,544	2.5	186,297	2.4	238,794	3.2	8,247	(44,250)
Consumer
Home equity lines of credit	3,986	6.0	3,733	5.7	4,618	6.6	253	(632)
Personal	21,160	1.1	21,836	1.1	19,917	1.1	(676)	1,243
Auto	41,807	1.1	45,615	1.2	39,516	1.1	(3,808)	2,291
Other Consumer	633	0.4	965	0.6	1,435	1.0	(332)	(802)
Total Consumer	67,586	1.0	72,149	1.0	65,486	1.0	(4,563)	2,100

Total non-performing loans held-in-portfolio	354,127	1.0%	357,611	1.0%	412,383	1.3%	(3,484)	(58,256)
Other real estate owned (“OREO”)	80,542		80,416		91,721		126	(11,179)

Total non-performing assets [1]	$434,669		$438,027		$504,104		$(3,358)	$(69,435)

Accruing loans past due 90 days or more [2]	$247,542		$268,471		$305,883		$(20,929)	$(58,341)

Ratios:
Non-performing assets to total assets	0.61%		0.62%		0.74%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.01		1.02		1.28
Allowance for credit losses to loans held-in-portfolio	2.11		2.08		2.13
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	208.84		203.95		167.11

[1]	There were no non-performing loans held-for-sale as of March 31, 2024, December 31, 2023 and March 31, 2023.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $10 million at March 31, 2024, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below ( December 31, 2023 - $11 million; March 31, 2023 - $7 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $93 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2024 (December 31, 2023 - $106 million; March 31, 2023 - $167 million). Furthermore, the Corporation has approximately $37 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (December 31, 2023- $38 million; March 31, 2023 - $40 million).

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 31-Mar-24			Quarter ended 31-Dec-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$72,992	$11,163	$84,155	$72,227	$8,594	$80,821
Plus:
New non-performing loans	4,343	15,039	19,382	22,009	3,859	25,868
Advances on existing non-performing loans	—	20	20	—	515	515
Less:
Non-performing loans transferred to OREO	—	—	—	(5,484)	—	(5,484)
Non-performing loans charged-off	(7,999)	(950)	(8,949)	(5,427)	—	(5,427)
Loans returned to accrual status / loan collections	(6,013)	(3,865)	(9,878)	(10,333)	(1,805)	(12,138)

Ending balance NPLs	$63,323	$21,407	$84,730	$72,992	$11,163	$84,155

Construction loans held-in-portfolio:
	Quarter ended 31-Mar-24			Quarter ended 31-Dec-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$6,378	$—	$6,378	$6,578	$—	$6,578
Less:
Loans returned to accrual status / loan collections	(6,378)	—	(6,378)	(200)	—	(200)

Ending balance NPLs	$—	$—	$—	$6,378	$—	$6,378

Mortgage loans held-in-portfolio:
	Quarter ended 31-Mar-24			Quarter ended 31-Dec-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$175,106	$11,191	$186,297	$187,443	$11,980	$199,423
Plus:
New non-performing loans	29,160	20,334	49,494	30,406	4,179	34,585
Advances on existing non-performing loans	—	2	2	—	11	11
Less:
Non-performing loans transferred to OREO	(4,109)	—	(4,109)	(5,423)	—	(5,423)
Non-performing loans charged-off	(310)	—	(310)	153	—	153
Loans returned to accrual status / loan collections	(33,374)	(3,456)	(36,830)	(37,473)	(4,979)	(42,452)

Ending balance NPLs	$166,473	$28,071	$194,544	$175,106	$11,191	$186,297

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended 31-Mar-24			Quarter ended 31-Dec-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$254,476	$22,354	$276,830	$266,248	$20,574	$286,822
Plus:
New non-performing loans	33,503	35,373	68,876	52,415	8,038	60,453
Advances on existing non-performing loans	—	22	22	—	526	526
Less:
Non-performing loans transferred to OREO	(4,109)	—	(4,109)	(10,907)	—	(10,907)
Non-performing loans charged-off	(8,309)	(950)	(9,259)	(5,274)	—	(5,274)
Loans returned to accrual status / loan collections	(45,765)	(7,321)	(53,086)	(48,006)	(6,784)	(54,790)

Ending balance NPLs	$229,796	$49,478	$279,274	$254,476	$22,354	$276,830

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Mar-24	31-Dec-23	31-Mar-23
Balance at beginning of period - loans held-in-portfolio	$729,341	$711,068	$720,302
Impact of adopting ASU-2022-02	—	—	(45,583)
Provision for credit losses	72,386	75,218	47,146
Initial allowance for credit losses - PCD Loans	17	2	68

	801,744	786,288	721,933

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(1)	—	—
Commercial real estate non-owner occupied	(325)	(426)	(135)
Commercial real estate owner occupied	2,247	2,770	(1,507)
Commercial and industrial	5,109	1,535	442
Total Commercial	7,030	3,879	(1,200)
Construction	—	(1)	—
Leasing	3,685	3,677	327
Mortgage	(4,426)	(2,720)	(3,954)
Consumer:
Credit cards	13,958	10,811	6,287
Home equity lines of credit	104	(64)	(36)
Personal	21,940	20,405	12,045
Auto	13,846	15,582	7,204
Other Consumer	424	344	10,791
Total Consumer	50,272	47,078	36,291

Total net charged-off BPPR	$56,561	$51,913	$31,464

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	440	(1)	(2)
Commercial real estate non-owner occupied	(64)	128	(1,852)
Commercial real estate owner occupied	(24)	(22)	(24)
Commercial and industrial	408	(159)	(469)
Total Commercial	760	(54)	(2,347)
Mortgage	(25)	(25)	(14)
Consumer:
Credit cards	—	—	1
Home equity lines of credit	(148)	(214)	(126)
Personal	5,027	5,302	3,787
Other Consumer	25	25	48
Total Consumer	4,904	5,113	3,710

Total net charged-off Popular U.S.	$5,639	$5,034	$1,349

Total loans charged-off - Popular, Inc.	$62,200	$56,947	$32,813

Balance at end of period - loans held-in-portfolio	$739,544	$729,341	$689,120

Balance at beginning of period - unfunded commitments	$17,006	$13,284	$8,805
Provision for credit losses (benefit)	(239)	3,722	610

Balance at end of period - unfunded commitments [1]	$16,767	$17,006	$9,415

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.71%	0.66%	0.41%
Provision for credit losses - loan portfolios to net charge-offs	116.38%	132.08%	143.68%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.92%	0.86%	0.56%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	107.86%	129.51%	143.67%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.21%	0.19%	0.06%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	201.77%	158.58%	144.03%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

	31-Mar-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$12,743	$2,384,635	0.53%
Commercial real estate - non-owner occupied	65,624	5,057,059	1.30%
Commercial real estate - owner occupied	63,807	3,117,844	2.05%
Commercial and industrial	120,418	7,025,483	1.71%

Total commercial	$262,592	$17,585,021	1.49%

Construction	11,139	1,009,303	1.10%
Mortgage	86,438	7,783,662	1.11%
Leasing	8,991	1,765,413	0.51%
Consumer:
Credit cards	88,169	1,142,153	7.72%
Home equity lines of credit	1,872	66,717	2.81%
Personal	116,077	1,897,010	6.12%
Auto	157,456	3,706,854	4.25%
Other consumer	6,810	162,605	4.19%

Total consumer	$370,384	$6,975,339	5.31%

Total	$739,544	$35,118,738	2.11%

	31-Dec-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,740	$2,415,620	0.57%
Commercial real estate - non-owner occupied	65,453	5,087,421	1.29%
Commercial real estate - owner occupied	56,864	3,080,635	1.85%
Commercial and industrial	122,356	7,126,121	1.72%

Total commercial	$258,413	$17,709,797	1.46%

Construction	12,686	959,280	1.32%
Mortgage	83,214	7,695,917	1.08%
Leasing	9,708	1,731,809	0.56%
Consumer:
Credit cards	80,487	1,135,747	7.09%
Home equity lines of credit	1,978	65,953	3.00%
Personal	117,790	1,945,247	6.06%
Auto	157,931	3,660,780	4.31%
Other consumer	7,134	160,441	4.45%

Total consumer	$365,320	$6,968,168	5.24%

Total	$729,341	$35,064,971	2.08%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(997)	$(30,985)	(0.04)%
Commercial real estate - non-owner occupied	171	(30,362)	0.01%
Commercial real estate -owner occupied	6,943	37,209	0.20%
Commercial and industrial	(1,938)	(100,638)	(0.01)%

Total commercial	$4,179	$(124,776)	0.03%

Construction	(1,547)	50,023	(0.22)%
Mortgage	3,224	87,745	0.03%
Leasing	(717)	33,604	(0.05)%
Consumer:
Credit cards	7,682	6,406	0.63%
Home equity lines of credit	(106)	764	(0.19)%
Personal	(1,713)	(48,237)	0.06%
Auto	(475)	46,074	(0.06)%
Other consumer	(324)	2,164	(0.26)%

Total consumer	$5,064	$7,171	0.07%

Total	$10,203	$53,767	0.03%

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

	31-Mar-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,567	$303,651	1.17%
Commercial real estate - non-owner occupied	53,666	2,996,485	1.79%
Commercial real estate - owner occupied	43,537	1,426,092	3.05%
Commercial and industrial	102,844	4,745,123	2.17%

Total commercial	$203,614	$9,471,351	2.15%

Construction	3,114	162,724	1.91%
Mortgage	76,564	6,483,551	1.18%
Leasing	8,991	1,765,413	0.51%
Consumer:
Credit cards	88,169	1,142,136	7.72%
Home equity lines of credit	102	2,569	3.97%
Personal	99,504	1,746,493	5.70%
Auto	157,456	3,706,854	4.25%
Other consumer	6,808	153,678	4.43%

Total consumer	$352,039	$6,751,730	5.21%

Total	$644,322	$24,634,769	2.62%

	31-Dec-23
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,614	$291,942	1.24%
Commercial real estate - non-owner occupied	53,754	3,005,254	1.79%
Commercial real estate - owner occupied	40,637	1,398,383	2.91%
Commercial and industrial	107,577	4,796,226	2.24%

Total commercial	$205,582	$9,491,805	2.17%

Construction	5,294	169,857	3.12%
Mortgage	72,440	6,391,824	1.13%
Leasing	9,708	1,731,809	0.56%
Consumer:
Credit cards	80,487	1,135,728	7.09%
Home equity lines of credit	103	2,648	3.89%
Personal	101,181	1,776,310	5.70%
Auto	157,931	3,660,780	4.31%
Other consumer	7,132	150,162	4.75%

Total consumer	$346,834	$6,725,628	5.16%

Total	$639,858	$24,510,923	2.61%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	(47)	11,709	(0.07)%
Commercial real estate - non-owner occupied	(88)	(8,769)	-%
Commercial real estate - owner occupied	2,900	27,709	0.14%
Commercial and industrial	(4,733)	(51,103)	(0.07)%

Total commercial	$(1,968)	$(20,454)	(0.02)%

Construction	(2,180)	(7,133)	(1.21)%
Mortgage	4,124	91,727	0.05%
Leasing	(717)	33,604	(0.05)%
Consumer:
Credit cards	7,682	6,408	0.63%
Home equity lines of credit	(1)	(79)	0.08%
Personal	(1,677)	(29,817)	—%
Auto	(475)	46,074	(0.06)%
Other consumer	(324)	3,516	(0.32)%

Total consumer	$5,205	$26,102	0.05%

Total	$4,464	$123,846	0.01%

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

	31-Mar-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,176	$2,080,984	0.44%
Commercial real estate - non-owner occupied	11,958	2,060,574	0.58%
Commercial real estate - owner occupied	20,270	1,691,752	1.20%
Commercial and industrial	17,574	2,280,360	0.77%

Total commercial	$58,978	$8,113,670	0.73%

Construction	8,025	846,579	0.95%
Mortgage	9,874	1,300,111	0.76%
Consumer:
Credit cards	—	17	-%
Home equity lines of credit	1,770	64,148	2.76%
Personal	16,573	150,517	11.01%
Other consumer	2	8,927	0.02%

Total consumer	$18,345	$223,609	8.20%

Total	$95,222	$10,483,969	0.91%

	31-Dec-23
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$10,126	$2,123,678	0.48%
Commercial real estate - non-owner occupied	11,699	2,082,167	0.56%
Commercial real estate - owner occupied	16,227	1,682,252	0.96%
Commercial and industrial	14,779	2,329,895	0.63%

Total commercial	$52,831	$8,217,992	0.64%

Construction	7,392	789,423	0.94%
Mortgage	10,774	1,304,093	0.83%
Consumer:
Credit cards	—	19	-%
Home equity lines of credit	1,875	63,305	2.96%
Personal	16,609	168,937	9.83%
Other consumer	2	10,279	0.02%

Total consumer	$18,486	$242,540	7.62%

Total	$89,483	$10,554,048	0.85%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(950)	$(42,694)	(0.04)%
Commercial real estate - non-owner occupied	259	(21,593)	0.02%
Commercial real estate - owner occupied	4,043	9,500	0.24%
Commercial and industrial	2,795	(49,535)	0.14%

Total commercial	$6,147	$(104,322)	0.09%

Construction	633	57,156	0.01%
Mortgage	(900)	(3,982)	(0.07)%
Consumer:
Credit cards	—	(2)	-%
Home equity lines of credit	(105)	843	(0.20)%
Personal	(36)	(18,420)	1.18%
Other consumer	—	(1,352)	-%

Total consumer	$(141)	$(18,931)	0.58%

Total	$5,739	$(70,079)	0.06%

Popular, Inc.

Financial Supplement to First Quarter 2024 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Mar-24	31-Dec-23	31-Mar-23
Total stockholders’ equity	$5,177,314	$5,146,953	$4,470,725
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(8,969)	(9,764)	(12,149)

Total tangible common equity	$4,341,774	$4,310,618	$3,609,005

Total assets	$70,936,939	$70,758,155	$67,675,759
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(8,969)	(9,764)	(12,149)

Total tangible assets	$70,123,542	$69,943,963	$66,836,182

Tangible common equity to tangible assets	6.19%	6.16%	5.40%
Common shares outstanding at end of period	72,284,875	72,153,621	71,965,984
Tangible book value per common share	$60.06	$59.74	$50.15

	Quarterly average
Total stockholders’ equity [1]	$6,198,740	$6,072,871	$5,641,308
Average unrealized (gains) losses on AFS securities transferred to HTM	639,226	683,077	811,581

Adjusted total stockholder’s equity	6,837,966	6,755,948	6,452,889

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,427)	(804,427)	(827,427)
Less: Other intangibles	(9,490)	(10,286)	(12,678)

Total tangible equity	$6,001,906	$5,919,092	$5,590,641
Return on average tangible common equity	6.90%	6.32%	11.51%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com